PETROSEARCH ENERGY CORPORATION
675 Bering Drive                          FOR IMMEDIATE RELEASE
Houston, TX 77057
(713) 961-9337

INVESTOR RELATIONS CONTACTS               PIEDMONT IR, LLC
COLE PATTERSON                            KEITH FETTER OR DARREN BANKSTON
(713) 334-5123                            678-455-3696
Email:investor.relations@petrosearch.com  info@piedmontir.com
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               PETROSEARCH ENERGY ANNOUNCES $10 MILLION FINANCING

HOUSTON, TX - FEBRUARY 5, 2007, PETROSEARCH ENERGY CORPORATION (OTCBB:PTSG) announced today that on February 1, 2007 it executed a Note and Warrant Purchase Agreement with an Institutional Investor for the sale of a $10,000,000, 8% Senior Secured Convertible Promissory Note and a four year warrant to purchase 5,000,000 shares of common stock at an exercise price of $1.40 per share for total proceeds of $10,000,000. At the option of the investor, the three year Convertible Note will be convertible into shares of common stock at a price of $1.00 per share after the earlier of one year from the closing of the transaction or three months after a registration statement relating to this transaction becomes effective.

The Convertible Note will be collateralized by a security interest in twenty five percent of the membership interest of the Company's wholly owned subsidiary, Exploration Holding Co., LLC, which owns one-hundred percent of Barnett Petrosearch, LLC. Barnett Petrosearch is the subsidiary which owns a 5.54% interest in DDJET, Ltd, LLP, and participates in the Barnett Shale Project. The Note and Warrant Purchase Agreement requires the funding of the transaction on or before February 9, 2007.

Commenting on the financing, Richard Dole, Petrosearch's Chief Executive Officer stated, "We are pleased to have entered into an agreement for financing that will provide the Company with the anticipated capital needed for our Barnett Shale Project through 2007 and into 2008. Upon completion of this transaction, coupled with the SW Garwood financing completed in November 2006, we will have significant momentum in two of our major projects."

ABOUT  PETROSEARCH

Petrosearch Energy Corporation, a Nevada corporation with executive offices in Houston, Texas, is a resource based energy company with activities focused in three core areas: the Barnett Shale trend, the Wilcox trend of South Texas and the Anadarko basin of the North Texas Panhandle. For more information please visit www.petrosearch.com.
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FORWARD  LOOKING  STATEMENTS

Statements contained herein and the information incorporated by reference herein may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"). Forward-looking statements can be identified by the use of forward-looking terminology such as, but not limited to, "may," "will," "expect," "anticipate," "estimate," "would be,"


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"believe,"  or  "continue"  or  the  negative  or other variations of comparable terminology. We intend such forward-looking statements to be covered by the safe harbor provisions applicable to forward-looking statements contained in Section 21E of the Exchange Act. Such statements (none of which is intended as a guarantee of performance) are subject to certain assumptions, risks and uncertainties, which could cause our actual future results, achievements or transactions to differ materially from those projected or anticipated. Such risks and uncertainties are set forth herein.

Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demands and acceptance, changes in technology, economic conditions, the impact of competition and pricing, and government regulation and approvals. Petrosearch cautions that assumptions, expectations, projections, intentions, or beliefs about future events may, and often do, vary from actual results and the differences can be material. Some of the key factors which could cause actual results to vary from those Petrosearch expects include changes in natural gas and oil prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as our ability to access them, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting our business.

Our expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis, including without limitation, our examination of historical operating trends, data contained in our records and other data available from third parties. There can be no assurance, however, that our expectations, beliefs or projections will result, be achieved, or be accomplished.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no duty to update these forward-looking statements.


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